Exhibit 3.1

CERTIFICATE  OF  DESIGNATION OF

AXIOM  CORP.

ESTABLISHING THE  DESIGNATIONS, PREFERENCES, LIMITATIONS  AND  RELATIVE  RIGHTS  OF  ITS  CLASS  A  PREFERRED  SHARES

AND

CLASS  B  PREFERRED  SHARES

Pursuant   to  Section   7-106-102   of  the  Colorado   Business   Corporations   Act,  Axiom   Corp.,  a corporation organized  and  existing  under  the  Colorado  Business  Corporations  Act  (the  “Company”),

DOES  HEREBY  CERTIFY  that  pursuant  to the  authority  conferred  upon  the  Board  of Directors  by  the Articles  of  Incorporation,  as  amended,  of  the  Company,  and  pursuant  to  Section  7-106-102  of  the  Colorado  Business Corporations  Act,  the  Board  of  Directors,  by  unanimous  written  consent  of  all  members  of  the  Board  of  Directors  on March  20,  2015,  duly  adopted  a resolution   providing   for  the  creation   of  a  series  of  shares  of  Series  A  Preferred Stock  and  Series  B  Preferred  Stock,  which  resolution  is  and  reads  as  follows:

RESOLVED,  that  pursuant  to  the  authority  expressly  granted  to  and  invested  in  the  Board  of  Directors  of Axiom   Corp.   by   the   provisions   of   the   Articles   of   Incorporation   of   the   Company,   as   amended,   a   series   of   the preferred  stock,  par  value  $0.00001  per  share,  of  the  Company  be,  and  it  hereby  is,  established;  and

FURTHER   RESOLVED,    that   the   Series   A   Preferred   Stock   of   the   Company   is   hereby   given   the distinctive  designation  of  “Series  A  Preferred  Stock”;  and

FURTHER  RESOLVED,  that  the  Series  A  Preferred  Stock  shall  consist  of  5,000,000  shares;  and

FURTHER  RESOLVED,  that  the  Series  B  Preferred  Stock  of  the  Company  is  hereby  given  the  distinctive designation  of  “Series  B  Preferred  Stock”;  and

FURTHER  RESOLVED,  that  the  Series  B  Preferred  Stock  shall  consist  of  5,000,000  shares;  and

FURTHER   RESOLVED,   that  the  Series  A  Preferred  Stock  and  the  Series  B  Preferred  Stock  shall  have the   powers   and   preferences,   and   the   relative,   participating,   optional   and   other   rights,   and   the   qualifications, limitations,  and  restrictions  thereon  set  forth  below  (the  “Designation”  or  the  “Certificate  of  Designations”):

SECTION  1.           DEFINITIONS.

For  purposes  of  this  Designation,  the  following  definitions  shall  apply:

(a)              “Business   Day”  means  a  day  in  which  a  majority   of  the  banks  in  the  State  of  Colorado   in  the

United  States  of  America  are  open  for  business.

(b)           “Common  Stock”  means  the  Company’s  $0.00001  par  value  common  stock,  or  any  other  class  of stock  resulting  from  successive  changes  or  reclassifications   of  such  common  stock  consisting  solely  of  changes  in par  value,  or  as  a  result  of  a  subdivision,  combination,  or  merger,  consolidation  or  similar  transaction  in  which  the Company  is  a  constituent  corporation.

(c)              “Conversion   Date”   shall   mean   the   date   in   which   a   Conversion   Notice   is   received   by   the

Company.

(d)           “Distribution”  shall  mean  the  transfer  of  cash  or  other  property  without  consideration  whether  by way  of  dividend  or  otherwise  (other  than  dividends  on  Common  Stock  payable  in  Common  Stock),  or  the  purchase or  redemption  of  shares  of  the  Company  for  cash  or  property  other  than:  (i)  repurchases  of  Common  Stock  issued  to or  held  by  employees,  officers,  directors  or  consultants  of  the  Company  or  its  subsidiaries  upon  termination  of  their employment   or   services   pursuant   to   agreements   providing   for   the   right   of   said   repurchase,   (ii)   repurchases   of

Common  Stock  issued  to  or  held  by  employees,  officers,  directors  or  consultants  of  the  Company  or  its  subsidiaries pursuant  to  rights  of  first  refusal  contained  in  agreements  providing  for  such  right,  (iii)  repurchases  of  capital  stock of the  Company  in  connection  with  the  settlement  of disputes  with  any  shareholder,  (iv)  any  other  repurchase  or redemption  of  capital  stock  of  the  Company  approved  by  the  holders  of  (a)  a  majority  of  the  Common  Stock  and  (b) a  majority  of  the  Preferred  Stock  of  the  Company  voting  as  separate  classes.

(e)           “Holder”  shall  mean  the  person  or  entity  in  which  the  Preferred  Stock  is  registered  on  the  books of  the  Company,   which  shall  initially  be  the  person  or  entity  which  subscribes   for  the  Preferred   Stock,  and  shall thereafter  be  permitted  and  legal  assigns  which  the  Company  is  notified  of  by  the  Holder  and  which  the  Holder  has provided  a  valid  legal  opinion  in  connection  therewith  to  the  Company.

(f)               “Holders”  shall  mean  all  Holders  of  either  series  of  Preferred  Stock.

(g)              “Junior  Stock”  shall  mean  the  Company’s  Common  Stock.

(f)               “Liquidation   Preference”  shall  mean  the  Original  Issue  Price  per  share  for  each  share  of  Series

A or  B  Preferred  Stock  (as  appropriately  adjusted  for  any  Recapitalizations).

issued.

(g)              “Original   Issue  Date”   shall  mean  the  date  upon  which   the  shares   of  Preferred   Stock  are  first

Stock.

(h)              “Preferred  Stock”  means  the  collectively  the  Series  A  Preferred  Stock  and  the  Series  B  Preferred

(i)            “Preferred  Stock  Certificates”  means  the  certificates,  as  replaced  from  time  to  time,  evidencing the  outstanding  Preferred  Stock  shares.

(j)            “Recapitalization”     shall    mean    any    stock    dividend,    stock    split,    combination    of    shares, reorganization,  recapitalization,  reclassification  or  other  similar  event.

(k)           “Restricted   Shares”  means  shares  of  the  Company’s   Common  Stock  which  are  restricted  from being  transferred  by  the  Holder  thereof  unless  the  transfer  is  effected  in  compliance  with  the  Securities  Act  of  1933, as  amended  and  applicable  state  securities  laws  (including  investment  suitability  standards,  which  shares  shall  bear the  following  restrictive  legend  (or  one  substantially  similar):

"The   securities   represented   by   this   certificate   have   not   been   registered   under   the Securities  Act  of  1933  or  any  state  securities  act.   The  securities  have  been  acquired  for investment   and  may  not  be  sold,  transferred,   pledged  or  hypothecated   unless  (i)  they shall  have  been  registered  under  the  Securities  Act  of 1933  and  any  applicable  state securities   act,   or  (ii)   the   corporation   shall   have   been   furnished   with   an  opinion   of counsel,   satisfactory   to  counsel   for  the  corporation,   that  registration   is  not  required under  any  such  acts."

SERIES  A  PREFERRED  STOCK

SECTION  2.        DESIGNATION   OF  SERIES   A  PREFERRED   STOCK;   RANK.    The  shares  of  such  series shall  be  designated   as  the  “Series  A  Preferred   Stock”  (the  “Series  A  Preferred   Stock”)  and  the  number  of  shares initially  constituting  such  series  shall  be  up  to  5,000,000  shares.

SECTION  3.        CONVERSION.     The  Series  A  Preferred  Stock  shall  be  convertible,  at  the  option  of  the  Holder, into  Common  Stock  as  specifically  set  forth  below:

(a)           Conversion  Price.   The  “Conversion  Price”  per  share  of  the  Series  A  Preferred  Stock  in  connection with  a  Conversion  shall  be  at  a  ratio  of  1:10,  meaning  for  every  (1)  one  Preferred  A  Stock  share  shall  convert  into  10 common  shares  of  stock  of  the  Company.

(b)           Taxes.     The  Company  shall  not  be  required  to  pay  any  tax  which  may  be  payable  in  respect  to any  transfer  involved  in  the  issue  and  delivery  of  shares  of  Common  Stock  upon  conversion  in  a  name  other  than that  in  which  the  shares  of  the  Series  A  Preferred  Stock  so  converted  were  registered,  and  no  such  issue  or  delivery shall  be  made  unless  and  until  the  person  requesting  such  issue  or  delivery  has  paid  to  the  Company  the  amount  of any  such  tax,  or  has  established,  to  the  satisfaction  of  the  Company,  that  such  tax  has  been  paid.   The  Company  shall withhold   from   any   payment   due   whatsoever    in   connection    with   the   Preferred   Stock   any   and   all   required withholdings  and/or  taxes  the  Company,  in  its  sole  discretion  deems  reasonable  or  necessary,  absent  an  opinion  from Holder’s  accountant  or  legal  counsel,  acceptable  to  the  Company  in  its  sole  determination,   that  such  withholdings and/or  taxes  are  not  required  to  be  withheld  by  the  Company.

(c)           Reservation  of  Stock  Issuable  Upon  Conversion.  The  Company  shall  at  all  times  reserve  and  keep available   out   of   its   authorized   but   unissued   shares   of   Common   Stock   solely   for   the   purpose   of   effecting   the conversion  of  the  shares  of  the  Series  A  Preferred  Stock,  such  number  of  its  shares  of  Common  Stock  as  shall  from time  to  time  be  sufficient  to  effect  the  conversion  of  all  then  outstanding  shares  of  the  Series  A  Preferred  Stock;  and if  at  any  time  the  number  of  authorized  but  unissued  shares  of  Common  Stock  shall  not  be  sufficient  to  effect  the conversion  of  all  then  outstanding  shares  of  the  Series  A  Preferred  Stock,  the  Company  will  within  a  reasonable  time period  make  a  good  faith  effort  to  take  such  corporate  action  as  may,  in  the  opinion  of  its  counsel,  be  necessary  to increase  its  authorized  but  unissued  shares  of  Common  Stock  to  such  number  of  shares  as  shall  be  sufficient  for  such purpose.

(d)           Effect  of  Conversion.    On  the  date  of  any  Conversion,  all  rights  of  any  Holder  with  respect  to  the shares   of  the  Series   A  Preferred   Stock   so  converted,   including   the  rights,   if  any,  to  receive   distributions   of  the Company’s   assets  (including,   but  not  limited   to,  the  Liquidation   Preference)   or  notices   from  the  Company,   will terminate,   except  only  for  the  rights  of  any  such  Holder   to  receive   certificates   (if  applicable)   for  the  number   of shares  of  Common  Stock  into  which  such  shares  of  the  Series  A  Preferred  Stock  have  been  converted.

SECTION  4.     VOTING.  The  holder  of  each  share  of  Series  A  Preferred  Stock  shall  have  the  right  to  one  vote  for each  share  of  Common  Stock  into  which  such  Series  A  Preferred  Stock  could  then  be  converted,  and  with  respect  to such  vote,  such  holder  shall  have  full  voting  rights  and  powers  equal  to  the  voting  rights  and  powers  of  the  holders of   Common   Stock,   and   shall   be   entitled,   notwithstanding   any   provision   hereof,   to   notice   of   any   stockholders’ meeting  in  accordance  with  the  Bylaws  of this  Corporation,  and  shall  be  entitled  to  vote,  together  with  holders  of Common  Stock,  with  respect  to  any  question  upon  which  holders  of  Common  Stock  have  the  right  to  vote.

SECTION  5.        DIVIDENDS.

(a)              The  holders  of  the  Series  A  Preferred  Stock  shall  not  be  entitled  to  receive  any  dividends.

(b)           To  the  fullest  extent  permitted  by  the  Colorado  Business  Corporations  Act,  the  Company  shall  be expressly    permitted    to   redeem,   repurchase    or   make   distributions    on   the   shares   of   its   capital   stock   in   all circumstances  other  than  where  doing  so  would  cause  the  Company  to  be  unable  to  pay  its  debts  as  they  become  due in  the  usual  course  of  business.

SECTION  6.        LIQUIDATION  PREFERENCE.

(a)           Liquidation  Preference.  In  the  event  of  any  liquidation,  dissolution  or  winding  up  of  the  Company, either  voluntary  or  involuntary,  the  Holders  of  the  Series  A  Preferred  Stock  shall  be  entitled  to  receive,  prior  and  in preference  to  any  Distribution  of  any  of  the  assets  of  the  Company  to  the  Holders  of  the  Junior  Stock  by  reason  of their  ownership  of  such  stock,  but  not  prior  to  any  holders  of  the  Company’s  Senior  Securities,  which  holders  shall have  priority   to  the  distribution   of  any  assets  of  the  Company,   an  amount   per  share  for  each  share  of  Series   A Preferred  Stock  held  by  them    equal  to  the  sum  of  the  Liquidation  Preference  specified  for  such  share  of  Series  A Preferred   Stock.   If  upon  the  liquidation,   dissolution   or  winding   up  of  the  Company,   the  assets  of  the  Company legally   available   for   distribution   to   the   Holders   of   the   Series   A   Preferred   Stock   are   insufficient   to   permit   the payment  to  such  Holders  of  the  full  amounts  specified  in  this  Section  6(a),  subsequent  to  the  payment  to  the  Senior Securities  then  the  entire  remaining  assets  of the  Company  following  the  payment  to  the  Senior  Securities  legally available   for  distribution   shall  be  distributed   with  equal  priority   and  pro  rata  among  the  Holders  of  the  Series  A

Preferred  Stock  in  proportion  to  the  full  amounts  they  would  otherwise  be  entitled  to  receive  pursuant  to  this  Section

6(a).

(b)           Remaining   Assets.   After   the   payment   to   the   Holders   of   Series   A   Preferred   Stock   of   the   full preferential  amounts  specified  above,  the  entire  remaining  assets  of  the  Company  legally  available  for  distribution by  the  Company   shall  be  distributed   with  equal  priority   and  pro  rata  among   the  Holders   of  the  Junior   Stock  in proportion  to  the  number  of  shares  of  Junior  Stock,  and  the  terms  of  such  Junior  Stock,  held  by  them.

(c)           Valuation  of  Non-Cash  Consideration.  If  any  assets  of  the  Company  distributed  to  shareholders  in connection  with  any  liquidation,  dissolution,  or  winding  up  of  the  Company  are  other  than  cash,  then  the  value  of such  assets  shall  be  their  fair  market  value  as  determined  in  good  faith  by  the  Board  of  Directors.  In  the  event  of  a merger  or  other  acquisition  of  the  Company  by  another  entity,  the  Distribution  date  shall  be  deemed  to  be  the  date such  transaction  closes.

SECTION  7.           REDEMPTION.   The  Series  A  Preferred  Stock  shall  have  no  redemption  rights.

SERIES  B  PREFERRED  STOCK

SECTION  8.        DESIGNATION   OF  SERIES   B  PREFERRED   STOCK;   RANK.    The  shares  of  such  series shall  be  designated   as  the  “Series  B  Preferred   Stock”  (the  “Series  B  Preferred   Stock”)  and  the  number  of  shares initially  constituting  such  series  shall  be  up  to  5,000,000  shares.

SECTION  9.        CONVERSION.     The  Series  B  Preferred  Stock  shall  be  convertible,  at  the  option  of  the  Holder, into  Common  Stock  as  specifically  set  forth  below:

(a)           Conversion  Price.   The  “Conversion  Price”  per  share  of  the  Series  B  Preferred  Stock  in  connection with  a  Conversion  shall  be  at  a  ratio  of  1:10,  meaning  for  every  (1)  one  Preferred  B  Stock  share  shall  convert  into  10 common  shares  of  stock  of  the  Company.

(b)           Taxes.     The  Company  shall  not  be  required  to  pay  any  tax  which  may  be  payable  in  respect  to any  transfer  involved  in  the  issue  and  delivery  of  shares  of  Common  Stock  upon  conversion  in  a  name  other  than that  in  which  the  shares  of  the  Series  B  Preferred  Stock  so  converted  were  registered,  and  no  such  issue  or  delivery shall  be  made  unless  and  until  the  person  requesting  such  issue  or  delivery  has  paid  to  the  Company  the  amount  of any  such  tax,  or  has  established,  to  the  satisfaction  of  the  Company,  that  such  tax  has  been  paid.   The  Company  shall withhold  from  any  payment  due  whatsoever  in connection  with  the  Series  B Preferred  Stock  any  and  all required withholdings  and/or  taxes  the  Company,  in  its  sole  discretion  deems  reasonable  or  necessary,  absent  an  opinion  from Holder’s  accountant  or  legal  counsel,  acceptable  to  the  Company  in  its  sole  determination,   that  such  withholdings and/or  taxes  are  not  required  to  be  withheld  by  the  Company.

(c)           Reservation  of  Stock  Issuable  Upon  Conversion.  The  Company  shall  at  all  times  reserve  and  keep available   out   of   its   authorized   but   unissued   shares   of   Common   Stock   solely   for   the   purpose   of   effecting   the conversion  of  the  shares  of  the  Series  B  Preferred  Stock,  such  number  of  its  shares  of  Common  Stock  as  shall  from time  to  time  be  sufficient  to  effect  the  conversion  of  all  then  outstanding  shares  of  the  Series  B  Preferred  Stock;  and if  at  any  time  the  number  of  authorized  but  unissued  shares  of  Common  Stock  shall  not  be  sufficient  to  effect  the conversion  of  all  then  outstanding  shares  of  the  Series  B  Preferred  Stock,  the  Company  will  within  a  reasonable  time period  make  a  good  faith  effort  to  take  such  corporate  action  as  may,  in  the  opinion  of  its  counsel,  be  necessary  to increase  its  authorized  but  unissued  shares  of  Common  Stock  to  such  number  of  shares  as  shall  be  sufficient  for  such purpose.

(d)           Effect  of  Conversion.    On  the  date  of  any  Conversion,  all  rights  of  any  Holder  with  respect  to  the shares   of  the  Series   B  Preferred   Stock   so  converted,   including   the  rights,   if  any,  to  receive   distributions   of  the Company’s   assets  (including,   but  not  limited   to,  the  Liquidation   Preference)   or  notices   from  the  Company,   will terminate,   except  only  for  the  rights  of  any  such  Holder   to  receive   certificates   (if  applicable)   for  the  number   of shares  of  Common  Stock  into  which  such  shares  of  the  Series  B  Preferred  Stock  have  been  converted.

SECTION  10.     VOTING.  The  holder  of  each  share  of  Series  B  Preferred  Stock  shall  have  the  right  to  twenty-five votes  for  each  share  of  Common  Stock  into  which  such  Series  B  Preferred  Stock  could  then  be  converted,  and  with respect  to such  vote,  such  holder  shall  have  full  voting  rights  and  powers  equal  to the  voting  rights  and  powers  of the holders   of   Common    Stock,   and   shall   be   entitled,    notwithstanding    any   provision    hereof,   to   notice   of   any stockholders’  meeting  in  accordance  with  the  Bylaws  of  this  Corporation,  and  shall  be  entitled  to  vote,  together  with holders  of  Common  Stock,  with  respect  to  any  question  upon  which  holders  of  Common  Stock  have  the  right  to vote.

SECTION  11.      DIVIDENDS.

(a)              The  holders  of  the  Series  B  Preferred  Stock  shall  not  be  entitled  to  receive  any  dividends.

(b)           To  the  fullest  extent  permitted  by  the  Colorado  Business  Corporations  Act,  the  Company  shall  be expressly    permitted    to   redeem,   repurchase    or   make   distributions    on   the   shares   of   its   capital   stock   in   all circumstances  other  than  where  doing  so  would  cause  the  Company  to  be  unable  to  pay  its  debts  as  they  become  due in  the  usual  course  of  business.

SECTION  12.      LIQUIDATION  PREFERENCE.

(a)           Liquidation  Preference.  In  the  event  of  any  liquidation,  dissolution  or  winding  up  of  the  Company, either  voluntary  or  involuntary,  the  Holders  of  the  Series  B  Preferred  Stock  shall  be  entitled  to  receive,  prior  and  in preference  to  any  Distribution  of  any  of  the  assets  of  the  Company  to  the  Holders  of  the  Junior  Stock  by  reason  of their  ownership  of  such  stock,  but  not  prior  to  any  holders  of  the  Company’s  Senior  Securities,  which  holders  shall have  priority   to  the  distribution   of  any  assets  of  the  Company,   an  amount   per  share  for  each  share  of  Series   B Preferred  Stock  held  by  them    equal  to  the  sum  of  the  Liquidation  Preference  specified  for  such  share  of  Series  B Preferred   Stock.   If  upon  the  liquidation,   dissolution   or  winding   up  of  the  Company,   the  assets  of  the  Company legally  available  for  distribution  to  the  Holders  of  the  Series  B  Preferred  Stock  are  insufficient  to  permit  the  payment to   such   Holders   of   the   full   amounts   specified   in   this   Section   11(a),   subsequent   to   the   payment   to   the   Senior Securities  then  the  entire  remaining  assets  of the  Company  following  the  payment  to  the  Senior  Securities  legally available   for  distribution   shall  be  distributed   with  equal  priority   and  pro  rata  among  the  Holders  of  the  Series  B Preferred  Stock  in  proportion  to  the  full  amounts  they  would  otherwise  be  entitled  to  receive  pursuant  to  this  Section

11(a).

(b)           Remaining   Assets.   After   the   payment   to   the   Holders   of   Series   B   Preferred   Stock   of   the   full preferential  amounts  specified  above,  the  entire  remaining  assets  of  the  Company  legally  available  for  distribution by  the  Company   shall  be  distributed   with  equal  priority   and  pro  rata  among   the  Holders   of  the  Junior   Stock  in proportion  to  the  number  of  shares  of  Junior  Stock,  and  the  terms  of  such  Junior  Stock,  held  by  them.

(c)           Valuation  of  Non-Cash  Consideration.  If  any  assets  of  the  Company  distributed  to  shareholders  in connection  with  any  liquidation,  dissolution,  or  winding  up  of  the  Company  are  other  than  cash,  then  the  value  of such  assets  shall  be  their  fair  market  value  as  determined  in  good  faith  by  the  Board  of  Directors.  In  the  event  of  a merger  or  other  acquisition  of  the  Company  by  another  entity,  the  Distribution  date  shall  be  deemed  to  be  the  date such  transaction  closes.

SECTION  13.      REDEMPTION.   The  Series  B  Preferred  Stock  shall  have  no  redemption  rights.

MISCELLANEOUS

SECTION  14.        REPORTS.   The   Company   shall   mail   to   all   holders   of   Preferred   Stock   those   reports,   proxy statements  and  other  materials  that  it  mails  to  all  of  its  holders  of  Common  Stock.

SECTION  15.        NOTICES.  In  addition  to  any  other  means  of  notice  provided  by  law  or  in  the  Company's  Bylaws, any  notice  required   by  the  provisions   of  this  Designation   to  be  given  to  the  holders   of  Preferred   Stock  shall  be

deemed  given  if  deposited  in  the  United  States  mail,  postage  prepaid,  and  addressed  to  each  Holder  of  record  at  such Holder's  address  appearing  on  the  books  of  the  Company.

SECTION  16.      HEADINGS.    The   headings   of   the   various   sections   and   subsections    of   this   Certificate    of Designation  are  for  convenience  of  reference  only  and  shall  not  affect  the  interpretation  of  any  of  the  provisions  of this  Certificate  of  Designation.

SECTION  17.     INTERPRETATION.   Whenever  possible,  each  provision  of  this  Certificate  of  Designation  shall be  interpreted  in  a  manner  as  to  be  effective  and  valid  under  applicable  law  and  public  policy.   If  any  provision  set forth  herein  is  held  to  be  invalid,  unlawful  or  incapable  of  being  enforced  by  reason  of  any  rule  of  law  or  public policy,  such  provision  shall  be  ineffective  only  to  the  extent  of  such  prohibition  or  invalidity,  without  invalidating  or otherwise   adversely   affecting  the  remaining   provisions   of  this  Certificate   of  Designation.   No  provision   herein  set forth   shall   be  deemed   dependent   upon   any  other   provision   unless   so  expressed   herein.   If  a  court   of  competent jurisdiction  should  determine  that  a  provision  of  this  Certificate  of  Designation   would  be  valid  or  enforceable  if  a period  of  time  were  extended  or  shortened,  then  such  court  may  make  such  change  as  shall  be  necessary  to  render the  provision  in  question  effective  and  valid  under  applicable  law.

IN   WITNESS   WHEREOF,   the  undersigned   has  executed   and   subscribed   this   Certificate   and   does affirm  the  foregoing  as  true  this  20th  day  of  March,  2015.

AXIOM  CORP.

By: __/s/_Tyler Pearson__________________

Name:  Tyler  Pearson

Title:  Chief  Executive  Officer